UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2007 (December 8, 2006)

Behringer Harvard Opportunity REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51961	20-1862323
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

 75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1620

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pursuant to the requirements of the Securities Exchange Act of 1934, Behringer Harvard Opportunity REIT I, Inc. (which may be referred to as the “Registrant,” “we,” “our,” or “us”) hereby amends our Current Report on Form 8-K filed on December 13, 2006 to provide the required financial statements relating to our acquisition of 95% ownership interests in two limited liability companies that, combined, own a mixed-used hotel, retail and residential property located in St. Louis, Missouri (“Chase Park Plaza”), as described in such Current Report.

Item 9.01                               Financial Statements and Exhibits.

Independent Auditors’ Report

To the Board of Directors and Stockholders of

Behringer Harvard Opportunity REIT I, Inc.

Addison, Texas

We have audited the accompanying balance sheets of Kingsdell L.P. (the “Partnership”) as of September 30, 2006 and December 31, 2005, and the related statements of operations, partners’ equity, and cash flows for the period from January 1, 2006 through September 30, 2006, and for the years ended December 31, 2005 and 2004. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Partnership as of September 30, 2006 and December 31, 2005, and the results of its operations and its cash flows for the period from January 1, 2006 through September 30, 2006, and for the years ended December 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas

February 8, 2007

KINGSDELL L.P.

BALANCE SHEETS

AS OF SEPTEMBER 30, 2006 AND DECEMBER 31, 2005

	September 30, 2006	December 31, 2005
ASSETS

Investments in rental and hotel property—net	$88,284,624	$82,378,859
Cash and cash equivalents	1,852,369	2,128,723
Restricted cash	984,979	164,352
Investments in marketable securities	4,475,000	11,400,000
Tenant receivables—net	889,120	1,017,329
Other receivables	110,603	59,847
Prepaid expenses	252,583	552,757
Inventory	583,129	561,241
Deferred expenses and intangible assets—net	452,388	538,622

TOTAL	$97,884,795	$98,801,730

LIABILITIES AND PARTNERS’ EQUITY

LIABILITIES
Accounts payable	$1,993,682	$1,482,283
Tenant security deposits	280,745	282,595
Prepaid rent and advance deposits	868,010	588,055
Accrued expenses	665,026	890,159
Note payable	55,000,000	55,000,000
Note payable—affiliate	8,000,000	8,000,000
Other liabilities	763,664	731,383

Total liabilities	67,571,127	66,974,475

PARTNERS’ EQUITY	30,313,668	31,827,255

TOTAL	$97,884,795	$98,801,730

See notes to financial statements.

KINGSDELL L.P.

STATEMENTS OF OPERATIONS

FOR THE PERIOD ENDED SEPTEMBER 30, 2006 AND FOR THE YEARS

ENDED DECEMBER 31, 2005 AND 2004

	Nine Months Ended September 30, 2006	Year Ended December 31, 2005	Year Ended December 31, 2004

REVENUE:
Rental revenue	$4,338,240	$5,647,931	$5,919,956
Room revenue	6,468,495	9,113,149	8,436,629
Food and beverage revenue	8,416,942	11,895,546	11,027,826
Other income	1,142,331	1,459,527	1,362,365

Total revenue	20,366,008	28,116,153	26,746,776

EXPENSES:
Salaries and wages	7,230,940	9,584,622	8,911,826
Rental	129,891	178,854	239,214
Room	410,775	543,092	531,810
Food and beverage	1,977,624	2,788,178	2,764,935
Other operating expenses	768,840	1,291,705	1,156,458
Administrative and general	1,875,447	2,345,418	2,338,419
Advertising	729,785	998,992	1,032,453
Management fees	398,340	400,000	82,170
Repairs and maintenance	303,469	434,842	420,741
Utilities	1,049,431	1,461,624	1,263,578
Taxes, insurance, and leases	1,183,803	1,076,861	1,162,305
Loss on impairment of long-lived assets	—	17,707,941	—
Loss on impairment of goodwill	—	5,499,742	—

Total	16,058,345	44,311,871	19,903,909

Other income and expenses:
Interest income	(281,578)	(173,077)	(7,103)
Interest expense	2,863,101	3,569,670	3,290,789
Depreciation	3,038,313	4,634,362	4,347,341
Amortization	1,414	2,831	2,831

Total	5,621,250	8,033,786	7,633,858

Total expenses—net	21,679,595	52,345,657	27,537,767

NET LOSS	$(1,313,587)	$(24,229,504)	$(790,991)

See notes to financial statements.

KINGSDELL L.P.

STATEMENTS OF PARTNERS’ EQUITY

FOR THE PERIOD ENDED SEPTEMBER 30, 2006 AND FOR THE YEARS

ENDED DECEMBER 31, 2005 AND 2004

BALANCE—January 1, 2004	$61,896,286

Capital distribution	(48,536)

Net loss	(790,991)

BALANCE—December 31, 2004	61,056,759

Capital distribution	(5,000,000)

Net loss	(24,229,504)

BALANCE—December 31, 2005	31,827,255

Capital distribution	(200,000)

Net loss	(1,313,587)

BALANCE—September 30, 2006	$30,313,668

See notes to financial statements.

KINGSDELL L.P.

STATEMENTS OF CASH FLOWS

FOR THE PERIOD ENDED SEPTEMBER 30, 2006 AND FOR THE YEARS

ENDED DECEMBER 31, 2005 AND 2004

	Nine Months Ended September 30, 2006	Year Ended December 31, 2005	Year Ended December 31, 2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,313,587)	$(24,229,504)	$(790,991)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,125,547	4,822,155	4,645,740
Loss on disposal of equipment	54,265	2,132	1,253
Loss on impairment of long-lived assets and goodwill	—	23,207,683	—
Accretion of asset retirement obligation	32,281	—	—
Changes in assets and liabilities:
Investments in marketable securities	6,925,000	(10,825,000)	(575,000)
Tenant receivables	128,210	(322,955)	419,904
Other receivables	(50,756)	(11,631)	49,994
Prepaid expenses	300,174	(223,139)	160,207
Inventory	(21,888)	2,590	(51,810)
Accounts payable	511,399	332,435	55,666
Tenant security deposits	(1,850)	(4,907)	25,649
Prepaid rent and advance deposits	279,955	(314,079)	278,296
Accrued expenses	(225,136)	265,351	(198,914)
Net cash provided by (used in) operating activities	9,743,614	(7,298,869)	4,019,994

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in rental and hotel property	(8,999,341)	(2,550,037)	(2,418,543)
Change in restricted cash	(820,627)	(93,328)	93,461
Investment in other intangible assets	—	(200)	(18,665)
Purchase of goodwill	—	—	(4,827,087)
Net cash used in investing activities	(9,819,968)	(2,643,565)	(7,170,834)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable	—	15,000,000	5,000,000
Payment of loan commitment fees	—	(565,465)	(105,518)
Capital distributions	(200,000)	(5,000,000)	(48,536)
Net cash (used in) provided by financing activities	(200,000)	9,434,535	4,845,946

NET CHANGES IN CASH AND CASH EQUIVALENTS	(276,354)	(507,899)	1,695,106

CASH AND CASH EQUIVALENTS—Beginning of period	2,128,723	2,636,622	941,516
CASH AND CASH EQUIVALENTS—End of period	$1,852,369	$2,128,723	$2,636,622
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION—Cash paid during the year for interest	$2,745,000	$3,333,908	$2,968,742

NON-CASH INVESTING ACTIVITIES—Rental and hotel additions in accrued liabilities	$17,209	$1,287	$17,425

See notes to financial statements.

KINGSDELL L.P.

NOTES TO FINANCIAL STATEMENTS
AS OF AND FOR THE PERIOD ENDED SEPTEMBER 30, 2006 AND FOR THE YEARS

ENDED DECEMBER 31, 2005 AND 2004

1.                      ORGANIZATION AND BASIS OF PRESENTATION

Kingsdell L.P. (the “Partnership”) was organized on September 30, 1997, under the state laws of Delaware for the purpose of acquiring, renovating, redeveloping and operating, managing, and leasing The Chase, The Park Plaza, The Chester, and The York, which include restaurants and bars operating under the names Café Eau, Eau Bistro, the Marquee Café, Starlight Roof, and Chasers Lounge (hereinafter collectively referred to as the “Property”). The Property consists of 269 rental units, 251 hotel rooms, two parking garages, and 137,000 (unaudited) square feet of commercial space located in St. Louis, Missouri. The term of the Partnership expires on December 31, 2039.

In accordance with the amended partnership agreement, IFC, Inc. has a 0.1% general partnership interest; Dandorr, L.L.C. has a 0.1% limited partnership interest; and Rebnec Ten, Inc. has a 99.8% limited partnership interest.

The financial statements have been prepared for the purpose of complying with the provisions of Article 3-05 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC.

2.                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Investments in Rental and Hotel Property—Investments in rental and hotel property are stated at cost. The Partnership records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets are impaired and the undiscounted future cash flows to be generated by those assets are less than the carrying amounts. The Partnership periodically reviews the Property to determine whether its carrying value will be recovered from future operating cash flows. In cases where the Partnership does not expect to recover its costs, it recognizes an impairment loss. For the year ended December 31, 2005, the Partnership recorded an impairment loss of $17,707,941 on its investment in rental and hotel property (see Note 4). No other impairment losses on investments in rental and hotel property have been recognized to date.

Depreciation of investments in rental and hotel property is computed using the straight-line method over the estimated useful lives of the related assets, as follows:

Buildings and improvements                                             5—40 years
Furniture and equipment                                                                  3—15 years

Depreciation expense for the nine-month period ended September 30, 2006, and for the years ended December 31, 2005 and 2004, was $3,038,313, $4,634,362, and $4,347,341, respectively.

Major renovations and purchases of equipment are capitalized. Repairs and maintenance are expensed to operations as incurred.

Cash and Cash Equivalents—All highly liquid investments with original maturities of three months or less are considered to be cash equivalents.

Tenant Receivables—Net—Tenant receivables—net includes hotel guests, corporate accounts, and residential and commercial tenants. The Partnership maintains an allowance for doubtful accounts for estimated losses resulting from the inability of customers to make required payments. Receivables are considered past due based on the due date determined by contractual terms. Balances that remain outstanding after the Partnership has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts and a credit to accounts receivable.

Tenant receivables are reported net of the allowance for doubtful accounts. The Partnership’s estimate of the allowance is based on historical collection experience and a review of the current status of tenant and other accounts receivable. The tenant receivables gross and net balances for the periods covered are as follows:

	September 30, 2006	December 31, 2005
Account:
Tenant receivables	$915,510	$1,046,636
Allowance for doubtful accounts	(26,390)	(29,307)

Tenant receivables—net	$889,120	$1,017,329

Prepaid Rent and Advance Deposits—Prepaid rent and advance deposits include payments received from tenants and hotel customers for future monthly rentals and future hotel events. These amounts are classified as liabilities until performance occurs and revenue can be recognized as earned.

Inventory—Inventory consists of food, beverages, gifts, flowers, salon supplies, linens, glassware, china, and silverware and is carried at the lower of cost or market value using the first-in, first-out method.

Goodwill—The Partnership had recorded goodwill in the amount of $5,499,742 resulting from the 2002 purchases of Café Eau, Eau Bistro, and the catering assets, and the 2004 purchase of Starlight Roof. The Partnership adopted the provisions of Statement of Financial Accounting Standard (“SFAS”) No. 142, Goodwill and Other Intangible Assets, on January 1, 2002, and for the year ended December 31, 2005, the Partnership recorded an impairment loss of $5,499,742 on goodwill (see Note 4).

Revenue Recognition—The Partnership’s rental revenue is derived from operating leases on multifamily housing and commercial space at the Property. Rental revenue derived from the multifamily housing is recognized monthly as earned. Rental revenue derived from the commercial space is recognized on a straight-line basis over the term of the respective lease. The difference between rent revenue recorded and the cash amounts received is recorded to tenant receivables—net in the accompanying balance sheets. For the nine-month period ended September 30, 2006, and for the years ended December 31, 2005 and 2004, revenue was reduced by $10,048, $27,416, and $16,984, respectively, as a result of the straight-line rent adjustments.

The Partnership’s hotel room, food and beverage, and other revenue are derived from operations of the hotel.  Other revenue generally comprises ancillary income from hotel operations, such as telephone charges, pay television, and laundry service. The revenues are recognized when earned.

Partners’ Equity—The partnership agreement provides that the partners have the option to make additional capital contributions in accordance with the partnership agreement if needed to fund the Partnership’s obligations. No capital contributions were made during the period ended September 30, 2006, or for the years ended December 31, 2005 and 2004.

Net cash flows, as defined, are to be distributed to the partners based on percentages defined in the partnership agreement.

Net income (loss) is allocated to the partners in accordance with the terms of the partnership agreement.

Income Taxes—No provision or benefit for income taxes has been included in these financial statements, since partnership taxable income or loss passes through to, and is reportable by, the partners on their respective tax returns.

Concentration Risk—Financial instruments that potentially subject the Partnership to concentrations of credit risk consist principally of cash deposits. Accounts at certain institutions are insured by the Federal Deposit Insurance Corporation or Securities Investor Protection Corporation up to $100,000.  The Partnership regularly monitors the financial stability of the financial institutions that hold its deposits and does not believe there is a significant credit risk associated with deposits in excess of federally insured amounts.

Advertising Expenses—Advertising and sales promotion costs are expensed as incurred.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Partnership to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the period. Actual results could differ from these estimates.

Recently Issued Accounting Standards—In March 2005, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. (“FIN”) 47, Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143. FIN 47 provides clarification of the term “conditional asset retirement obligation” as used in SFAS No. 143, Accounting for Asset Retirement Obligations, defined as a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the Partnership. Under FIN 47, which the Partnership adopted during 2005, the Partnership is required to record the fair value of those conditional liabilities if they can be reasonably estimated. In conjunction with an anticipated renovation and redevelopment of the rental property beginning during 2006, the Partnership has estimated the fair value of a conditional asset retirement obligation, as of December 31, 2005, of $731,383.  The obligation relates to the abatement of regulated materials, primarily asbestos-containing materials, as required under environmental regulations. Due to the impairment of long-lived assets by the Partnership in 2005 (see Note 4), the corresponding asset for this asset retirement obligation was impaired. Accordingly, the fair value of the asset as of December 31, 2005 has been charged to loss on impairment of long-lived assets on the 2005 statement of operations, and the accretion of the liability during 2006 has been recorded to interest expense on the 2006 statement of operations. The fair value of the estimated liability as of September 30, 2006 and December 31, 2005 has been recorded to other liabilities on the balance sheets.

3.                      INVESTMENTS IN RENTAL AND HOTEL PROPERTY

Investments in rental and hotel property as of the balance sheet dates consist of the following:

	September 30, 2006	December 31, 2005
Account:
Land	$1,072,767	$1,072,767
Building and improvements	76,595,863	76,339,693
Furniture and fixtures	4,405,686	4,287,540
Construction in progress	9,208,280	678,859

Investment in rental and hotel property—gross	91,282,596	82,378,859

Less accumulated depreciation	(2,997,972)	—

Investment in rental and hotel property—net	$88,284,624	$82,378,859

During the year ended December 31, 2005, the Partnership recognized an impairment loss to its investment in rental and hotel property, as discussed below in Note 4. The building and improvements and furniture and fixtures accounts were adjusted to estimated fair market value, and accumulated depreciation reverted back to zero. A new asset basis for these revalued assets took effect on January 1, 2006, using the assets’ remaining depreciable lives.

4.                      IMPAIRMENT OF LONG-LIVED ASSETS AND GOODWILL

For the year ended December 31, 2005, the Partnership determined that an impairment loss of $17,707,941 should be recognized in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, related to the Partnership’s investment in rental and hotel property. In the course of the Partnership considering various alternatives for the Property, it was determined that the market price had decreased significantly below the carrying value of the Property. Fair value was determined by retaining a professional third-party valuator to conduct a valuation. The determination of fair value was made utilizing a discounted cash flow methodology. The impairment loss has been presented separately as loss on impairment of long-lived assets on the 2005 statement of operations.

For the year ended December 31, 2005, management determined that an impairment loss of $5,499,742 should be recognized in accordance with SFAS No. 142. In the course of the Partnership’s annual testing of goodwill, it was determined that the carrying value of goodwill exceeded the fair value. Fair value was determined by management with the assistance of a professional third-party valuator to conduct a valuation. The determination of fair value was made using a discounted cash flow methodology. The impairment loss has been presented separately as loss on impairment of goodwill on the 2005 statement of operations.

5.                      RESTRICTED CASH

The Partnership has classified as restricted cash certain cash and cash equivalents that are not available for use in its operations. In accordance with the note agreement with Massachusetts Mutual Life Insurance Company (“Mass Mutual”), the Partnership has an obligation to deposit monies in escrow accounts for the payment of property taxes and capital expenditures. Balances for these accounts for the periods covered are as follows:

	September 30, 2006	December 31, 2005
Restricted cash:
Capital expenditures escrow	$148,871	$119,938
Property tax escrow	836,108	44,414

Total restricted cash	$984,979	$164,352

6.                      INVESTMENTS IN MARKETABLE SECURITIES

The Partnership’s short-term investments comprise equity and debt securities, all of which are classified as trading securities and are carried at their fair value based on the quoted market prices of the securities at the balance sheet dates for the periods covered. Net realized and unrealized gains and losses on trading securities are included in interest income within the statements of operations. For purposes of determining realized gains and losses, the cost of securities sold is based on specific identification. The composition of trading securities for the periods covered is as follows:

	September 30, 2006	December 31, 2005
Investments in marketable securities:
Equity securities	$625,000	$800,000
Debt securities	3,850,000	10,600,000

Total investments in marketable securities	$4,475,000	$11,400,000

7.                      NOTE PAYABLE

On June 20, 2002, the Partnership refinanced its construction note. The refinanced note in the original amount of $35 million was issued by Mass Mutual and was collateralized by a deed of trust on the rental and hotel property. The note bore interest at the greater of 6.15% per annum or 3.65 percentage points in excess of the LIBOR rate that was two London banking days prior to month-end. Monthly payments of interest only were due through maturity.

On January 4, 2004, the Partnership restated and amended its note payable with Mass Mutual for $40 million. The new note continued to be collateralized by the same deed of trust on the rental and hotel property, and continued to bear interest at the greater of 6.15% per annum or 3.65 percentage points in excess of the LIBOR rate that was two London banking days prior to month-end.  At December 31, 2004, the interest rate was 6.15%.  The new note required monthly interest payments and matured on July 1, 2005, at which time the unpaid principal and interest were due.

In July 2005, the Partnership refinanced the note with Mass Mutual for the amount of $55 million. The note matures on August 1, 2010, and carries a fixed contract rate of 5.2%. Monthly installments of interest-only payments are due on the first of each month beginning August 1, 2005, in the amount of $238,333. This refinancing agreement includes an additional optional note of $5 million to be exercised at the Partnership’s discretion. The terms of this additional optional note include an interest rate of 1.5 percentage points in excess of the LIBOR rate that is two London banking days prior to month end. As of the balance sheet date of the periods presented, the $5 million option has not been exercised.

Under agreements with the mortgage lender, the Partnership is required to make monthly escrow deposits for taxes and replacement of project assets, and is subject to restrictions as to operating policies, rental charges, operating expenditures, and distributions to partners. Collateral for the note consists of the long-lived assets of the Property. The deed of trust for the collateral of the note is held by Mass Mutual. The liability of the Partnership under the mortgage note is limited to the underlying value of the real estate collateral plus other amounts deposited with the lender.

Costs relating to obtaining debt financing are capitalized and amortized over the term of the related debt using the straight-line method. When a loan is paid in full, any unamortized financing costs are removed from related accounts and charged to operations. Unamortized debt financing costs are included within deferred expenses and intangible assets—net in the balance sheets. Loan fee amortization expense for the nine-month period ended September 30, 2006, and for the years ended December 31, 2005 and 2004, was $85,820, $184,962, and $295,568, respectively, and is included in interest expense in the statements of operations.

8.                      LEASES

Lessee—The Partnership leases many equipment components, parking properties, and services for various terms under long-term, cancelable and noncancelable operating lease agreements. The leases expire at various dates through 2011 and provide renewal options ranging from one month to three and a half years. In the normal course of business, it is expected that these leases will be renewed or replaced by other leases. Rental expense resulting from these leases at the reporting dates of September 30, 2006, and December 31, 2005 and 2004, totaled $504,833, $631,506, and $651,913, respectively, and is included in various expense line items on the statements of operations according to the nature of the respective lease. Future minimum lease payments under the operating lease agreements as of September 30, 2006, are as follows:

Periods Ending December 31	Future Minimum Lease Payments

2006 (3 months)	$61,331
2007	211,459
2008	138,649
2009	94,522
2010	56,085
2011	14,205

Lessor—The leases are accounted for under the provisions of SFAS No. 13, Accounting for Leases, as amended. These commercial leases are accounted for as operating leases and have scheduled rent increases throughout the lease terms. The terms of the lease typically range from 3 to 11 years. Rental income received from these leases for the period ended September 30, 2006, and for the years ended December 31, 2005 and 2004, totaled $655,425, $820,594, and $847,202, respectively, and is included in rental revenue on the statements of operations.  As of September 30, 2006, the future minimum lease payments to be received by the Partnership on these leases are as follows:

Periods Ending December 31	Future Minimum Rent Payments

2006 (3 months)	$218,071
2007	815,714
2008	660,333
2009	539,627
2010	85,604

9.                      RELATED-PARTY TRANSACTIONS

Management Fees—On April 1, 2003, the Partnership entered into an agreement with an affiliate of the general partner to rent and manage the Property. The management company initially earned a management fee equal to

$6,600 per month, which would increase 5% on each anniversary date of the agreement. As of January 1, 2005, the management agreement was amended to change the structure of the management fee schedule. For the calendar year 2005, management fees were set at $400,000 annually, to be paid monthly in $33,333 installments. Beginning January 1, 2006, the management fee changed to 6.5% of the prior month’s Management Fee Net Operating Income (“Management Fee NOI”). Management Fee NOI is calculated by adding management fees back to ordinary net operating income. Management fees are to be reconciled as of January 20 of each year of the agreement beginning on January 20, 2007. Any under- or overpayments are to be reconciled by January 31 of that year. Management fees charged to operations for the period ended September 30, 2006, and for the years ended December 31, 2005 and 2004, were $398,340, $400,000, and $82,170, respectively.

In accordance with the terms of the partnership agreement, the Partnership pays an annual general partner’s administration fee to IFC, Inc. for services rendered to the Partnership. Fees paid to the general partner for the period ended September 30, 2006, and for the years ended December 31, 2005 and 2004, totaled $112,500, $150,000, and $125,000, respectively. These fees are included in other operating expenses on the statements of operations.

Note Payable to Related Party—During the year ended December 31, 2002, the Partnership issued a promissory note subordinate to the construction note payable to an affiliate of the limited partner in the amount of $8 million. The note was collateralized by a deed of trust on the rental and hotel property. The interest on the loan was payable in monthly installments beginning August 1, 2002. The principal was due in total at the termination of the loan. Under the original promissory note, interest was calculated as the greater of 6.15% APR or 3.65 percentage points over the LIBOR rate that was two London banking days prior to month-end, and the expiration date of loan agreement was July 1, 2006. During the year ended December 31, 2005, the Partnership refinanced the $8 million related-party note payable, which fixed a 10% per annum interest rate and extended the expiration date of the note to August 1, 2011. Monthly payments of interest only are due through maturity. The effective interest rate as of September 30, 2006, and December 31, 2005 and 2004 was 10%, 10% and 6.15%, respectively.

10.               COMMITMENTS AND CONTINGENCIES

The Partnership is subject to various legal proceedings and claims that arise in the ordinary course of business. The Partnership believes that the final outcome of known matters will not have a material adverse effect on the financial position, results of operations, or cash flows of the Partnership.

11.               401(K) PROFIT SHARING PLAN

Certain employees are eligible to participate in the Partnership’s 401(k) plan. After six months of employment, the Partnership matches 100% of employee contributions up to 3% of their annual salary and matches 50% on the next 3% of employee contributions. For the period ended September 30, 2006, and for the years ended December 31, 2005 and 2004, the Partnership’s portion of the related contributions were approximately $74,945, $79,355, and $49,179, respectively, and is included in administrative and general expenses in the statements of operations.

12.               SUBSEQUENT EVENTS

On December 8, 2006, Behringer Harvard Opportunity REIT I, Inc. (“Behringer”) acquired a 95% ownership interest in the Partnership. Behringer’s initial capital obligation for its ownership interest totaled approximately $47.5 million, of which approximately $43.4 million was funded at acquisition. Each of the members has agreed to make additional scheduled contributions to pay for anticipated development costs.

******

Behringer Harvard Opportunity REIT I, Inc.

Unaudited Pro Forma Consolidated Financial Information

On December 8, 2006, we acquired a 95% ownership interest in both Chase Park Plaza Hotel, LLC (“Chase Hotel LLC”) and The Private Residences, LLC (“Private Residences LLC”) through Behringer Harvard Opportunity OP I, LP, our operating partnership, under agreements effective December 1, 2006.  Chase Hotel LLC and Private Residences LLC own fee simple interests in a mixed-use property with approximately 1.2 million square feet located in St. Louis, Missouri (“Chase Park Plaza”).  Chase Park Plaza consists of an 11-story hotel building with 251 guest rooms, five restaurants, approximately 65,000 square feet of banquet and meeting space, a five-screen movie theater, approximately 25,000 square feet of rentable office space, an outdoor pool, a fitness center, a spa, retail shops, and a five-story parking garage (the “Chase”), as well as a 29-story residential building with a total of 269 residential and corporate apartment units (the “Park Plaza Tower”).  The planned redevelopment of Chase Park Plaza for approximately $95 million includes the refurbishment of the hotel guest rooms and common areas, the conversion of three floors of the Park Plaza Tower into 89 additional hotel guest rooms, the conversion of another three floors into 48 furnished corporate apartments and the conversion of the upper 16 floors into 87 condominium units.  The aggregate initial capital obligation for our 95% ownership interest in Chase Park Plaza is approximately $47.5 million, of which approximately $43.4 million was funded at acquisition.  The remaining amount of our initial capital obligation will be funded after acquisition.  We paid the aggregate initial capital contribution from proceeds of our offerings of common stock to the public.

Chase Hotel LLC owns the hotel portion of Chase Park Plaza, which includes the Chase and certain floors of the Park Plaza Tower (the “Hotel”).  Our operating partnership is a 95% member of Chase Hotel LLC, and Kingsdell L.P. (“Kingsdell”), an unaffiliated third party, is a 5% member.  Private Residences LLC owns the residential portion of Chase Park Plaza, which includes the remaining floors of the Park Plaza Tower (the “Residences”).  Our operating partnership is a 95% member of Private Residences LLC, and Kingsdell is a 5% member.  Kingsdell’s aggregate initial capital contribution for its 5% ownership interest was approximately $2.5 million and was satisfied by the transfer of Kingsdell’s fee simple interest in Chase Park Plaza to Chase Hotel LLC and Private Residences LLC.

Chase Hotel LLC and Private Residences LLC assumed Kingsdell’s borrowings of $55 million under a loan agreement (the “Chase Park Plaza Loan Assumption Agreement”) with Massachusetts Mutual Life Insurance Company.

Kingsdell has leased the Hotel from Chase Hotel LLC under a lease agreement with an initial term expiring on December 31, 2012.  As scheduled under the lease agreement, Kingsdell will pay base rent and percentage rent based on the Hotel meeting certain revenue thresholds.  In connection with the lease agreement, Chase Hotel LLC has also made available to Kingsdell a loan of up to approximately $1.9 million for working capital, inventory, and other operational matters, as evidenced by a promissory note, of which approximately $1.7 million was outstanding at acquisition.  The interest rate under the note is fixed at 5% per annum.  The term of the note is the earlier of December 31, 2016 or the termination of the lease agreement.

In our opinion, all material adjustments necessary to reflect the effects of the above transaction have been made.

Behringer Harvard Opportunity REIT I, Inc.

Unaudited Pro Forma Consolidated Balance Sheet

as of September 30, 2006

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if we had acquired Chase Park Plaza as of September 30, 2006.  This Pro Forma Consolidated Balance Sheet should be read in conjunction with our Pro Forma Consolidated Statements of Operations and the historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the nine months ended September 30, 2006.  The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had we completed the above transaction on September 30, 2006, nor does it purport to represent our future financial position.

	September 30,2006 as Reported (a)	Prior Acquisition Pro Forma Adjustments (b)	Pro Forma Adjustments		Pro Forma September 30,2006

Assets
Real estate
Land and improvements, net	$3,451,715	$2,709,340	$4,954,611	(c)	$11,115,666
Buildings and improvements, net	30,848,877	(4,379,028)	73,390,628	(c)	99,860,477
Real estate under development	17,379,912	—	5,359,843	(c)	22,739,755
Total real estate	51,680,504	(1,669,688)	83,705,082		133,715,898

Cash and cash equivalents	86,179,385	—	(47,270,542	)(c)	38,908,843
Restricted cash	1,992,215	—	137,966	(c)	2,130,181
Accounts receivable, net	750,771	—	51,045	(c)	801,816
Prepaid expenses and other assets	90,309	—	350,587	(c)	440,896
Escrow deposits	360,500	—	—		360,500
Furniture, fixtures and equipment, net	—	—	7,840,693	(c)	7,840,693
Deferred financing fees, net	1,006,081	—	1,127,370	(c)	2,133,451
Note receivable	—	—	1,718,359	(c)	1,718,359
Lease intangibles, net	4,407,835	3,880,180	—		8,288,015
Other intangibles, net	—	—	10,826,333	(c)	10,826,333
Total assets	$146,467,600	$2,210,492	$58,486,893		$207,164,985

Liabilities and stockholders’ equity

Liabilities
Mortgages payable	$23,778,459	—	$55,000,000	(c)	$78,778,459
Accounts payable	1,005,739	—	—		1,005,739
Payables to affiliates	2,550,135	—	—		2,550,135
Acquired below-market leases, net	2,062,410	2,212,517	—		4,274,927
Dividends payable	205,230	—	—		205,230
Accrued liabilities	992,382	—	166,893	(c)	1,159,275
Subscriptions for common stock	451,781	—	—		451,781
Other liabilities	—	—	820,000	(c)	820,000
Total liabilities	31,046,136	2,212,517	55,986,893		89,245,546

Commitments and contingencies

Minority Interest	116,154	—	2,500,000	(d)	2,616,154

Stockholders’ equity
Preferred stock, $.0001 par value per share; 50,000,000 shares authorized, none outstanding	—	—	—		—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 shares issued and outstanding	—	—	—		—
Common stock, $.0001 par value per share; 350,000,000 shares authorized, 13,107,787 shares issued and outstanding	1,311	—	—		1,311
Additional paid-in capital	114,591,348	—	—		114,591,348
Cumulative distributions and retained earnings (deficit)	712,651	(2,025)	—		710,626
Total stockholders’ equity	115,305,310	(2,025)	—		115,303,285
Total liabilities and stockholders’ equity	$146,467,600	$2,210,492	$58,486,893		$207,164,985

See accompanying unaudited notes to pro forma consolidated financial statements.

Behringer Harvard Opportunity REIT I, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Nine Months Ended September 30, 2006

The following unaudited Pro Forma Consolidated Statement of Operations is presented as if we had acquired Chase Park Plaza on January 1, 2005.  This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the nine months ended September 30, 2006.  The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transaction on January 1, 2005, nor does it purport to represent our future operations.

	Nine Months Ended September 30, 2006 as Reported (a)	Prior Acquisitions Pro Forma Adjustments (b)	Statement of Operations (c)	Pro Forma Adjustment of Former Structure (d)	Other Pro Forma Adjustments		Pro Forma Nine Months Ended September 30, 2006

Revenue
Rental revenue	$1,791,128	$3,125,221	$4,338,240	$(4,338,240)	$5,599,602	(e)	$10,515,951
Room revenue	—	—	6,468,495	(6,468,495)	—		—
Food and beverage revenue	—	—	8,416,942	(8,416,942)	—		—
Other income	—	—	1,142,331	(1,142,331)	—		—
Total revenue	1,791,128	3,125,221	20,366,008	(20,366,008)	5,599,602		10,515,951

Expenses
Property operating expenses	700,505	938,264	12,956,796	(12,605,074)	—		1,990,491
Interest expense	127,665	—	2,863,101	(2,863,101)	2,375,598	(f)	2,503,263
Real estate taxes	190,878	152,548	827,762	—	246,704	(g)	1,417,892
Property management fees	57,841	106,758	398,340	(398,340)	—		164,599
Asset management fees	87,396	120,678	—	—	488,953	(h)	697,027
General and administrative	578,613	60,686	1,875,447	(1,875,447)	—		639,299
Depreciation and amortization	577,309	1,462,697	3,039,727	(3,039,727)	2,520,842	(i)	4,560,848
Total expenses	2,320,207	2,841,631	21,961,173	(20,781,689)	5,632,097		11,973,419

Interest income	1,786,905	—	281,578	(281,578)	64,438	(j)	1,851,343
Minority interest	130,697	—	—	—	57,377	(k)	188,074

Net income (loss)	$1,388,523	$283,590	$(1,313,587)	$134,103	$89,320		$581,949

Weighted average shares outstanding:
Basic	7,701,098				2,506,950	(l)	10,208,048
Diluted	7,716,576				2,501,024	(1)	10,217,600

Earnings per share:
Basic	$0.18						$0.06
Diluted	$0.18						$0.06

See accompanying unaudited notes to pro forma consolidated financial statements.

Behringer Harvard Opportunity REIT I, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2005

The following unaudited Pro Forma Consolidated Statement of Operations is presented as if we had acquired Chase Park Plaza on January 1, 2005.  This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto as filed in our annual report on Form 10-K for the year ended December 31, 2005.  The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transaction on January 1, 2005, nor does it purport to represent our future operations.

	Year Ended December 31, 2005 as Reported (a)	Prior Acquisitions Pro Forma Adjustments (b)	Statement of Operations (c)	Pro Forma Adjustment of Former Structure (d)	Other Pro Forma Adjustments		Pro Forma Year Ended December 31,2005
Revenue
Rental revenue	$—	$5,345,891	$5,647,931	$(5,647,931)	$7,851,203	(e)	$13,197,094
Room revenue	—	—	9,113,149	(9,113,149)	—		—
Food and beverage revenue	—	—	11,895,546	(11,895,546)	—		—
Other income	—	—	1,459,527	(1,459,527)	—		—
Total Revenue	—	5,345,891	28,116,153	(28,116,153)	7,851,203		13,197,094

Expenses
Property operating expenses	—	1,881,843	17,768,521	(17,299,548)	111,091	(f)	2,461,907
Interest expense	—	—	3,569,670	(3,569,670)	3,167,465	(g)	3,167,465
Real estate taxes	—	435,629	590,249	—	328,939	(h)	1,354,817
Property management fees	—	187,540	400,000	(400,000)	11,600	(i)	199,140
Asset management fees	—	268,440	—	—	651,938	(j)	920,378
General and administrative	159,163	138,608	2,345,418	(2,345,418)	—		297,771
Depreciation and amortization	—	2,713,106	4,637,193	(4,637,193)	3,361,123	(k)	6,074,229
Loss on impairment of long-lived assets	—	—	17,707,941	(17,707,941)	—		—
Loss on impairment of goodwill	—	—	5,499,742	(5,499,742)	—		—
Total expenses	159,163	5,625,166	52,518,734	(51,459,512)	7,632,156		14,475,707

Interest income	55,930	—	173,077	(173,077)	85,918	(l)	141,848
Minority interest	—	—	—	—	37,713	(m)	37,713
Net income (loss)	$(103,233)	$(279,275)	$(24,229,504)	$23,170,282	$342,678		$(1,099,052)

Basic and diluted weighted average shares outstanding	174,833				9,279,927	(n)	9,454,760

Basic and diluted loss per share	$(0.59)						$(0.12)

See accompanying unaudited notes to pro forma consolidated financial statements.

Behringer Harvard Opportunity REIT I, Inc.
Unaudited Notes to Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Balance Sheet

a.                                       Reflects our historical balance sheet as of September 30, 2006.

b.                                      Reflects our adjustment to the allocation of purchase price for Ferncroft Corporate Center acquired on July 13, 2006.

c.                                       Reflects the acquisition of Chase Park Plaza for approximately $104.9 million, inclusive of acquisition costs.  The pro forma results do not reflect the future costs anticipated to be incurred for the refurbishment of the Chase or the renovation and redevelopment of the Park Plaza Tower into additional hotel rooms, corporate apartments and condominiums.  The acquisition was funded with cash and the assumption of $55 million of debt.  We allocated our purchase price to the assets below and estimated the remaining useful lives of the tangible and intangible assets as follows:

Description	Allocation	Estimated Useful Life

Land	$4,896,496	—
Land improvements	58,115	15 years
Buildings and improvements	73,390,628	39 years
Real estate under development	5,359,843	—
Furniture, fixtures and equipment	7,840,693	6.7 years
Trade name	7,536,940	20 years
Property tax abatement	3,289,393	10 years
Cash	136,610	—
Restricted cash	137,966	—
Other receivables	51,045	—
Prepaid expenses and other assets	350,587	—
Deferred financing fees	1,127,370	—
Note receivable	1,718,359	—
Accrued liabilities	(166,893)	—
Other liabilities	(820,000)	—
	$104,907,152

We allocated the purchase price to the above tangible and identified intangible assets based on their relative fair values in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” and No. 142, “Goodwill and Other Intangible Assets” as follows:

The fair value of the tangible assets acquired consists of land, land improvements, buildings, furniture, fixtures and equipment.  Land values are derived from appraisals, and building and land improvement values are calculated as replacement cost less depreciation or management’s estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods.  Furniture, fixtures and equipment values are determined based on current reproduction or replacement cost less depreciation and other estimated allowances based on physical, functional or economic factors.  The values of the land improvements and buildings are depreciated over the estimated useful lives of 15 years and 39 years, respectively, using the straight-line method.  Furniture, fixtures and equipment are depreciated over estimated useful lives ranging from five to seven years using the straight-line method.

We determine the value of identified real estate intangible assets of the acquired property by applying a fair value model.  The values of the hotel trade name and in-place property tax abatement are based on management’s estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods.  The value of the trade name is amortized over the estimated useful life of 20 years using the straight-line method and the value of the in-place property tax abatement is amortized over its estimated term of ten years using the straight-line method.

In addition to the tangible and intangible assets, we identified a conditional liability in accordance with Financial Accounting Standards Board Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations,” an interpretation of Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations.”  As part of the anticipated renovation and

Behringer Harvard Opportunity REIT I, Inc.
Unaudited Notes to Pro Forma Consolidated Financial Statements

redevelopment of the Park Plaza Tower, we will incur future costs for the abatement of regulated materials, primarily asbestos-containing materials, as required under environmental regulations.  Our estimate of the fair value of the liability of $820,000 is based on future anticipated costs to be incurred for the legal removal or remediation of the regulated materials and is reflected in other liabilities.

d.                                      Reflects the minority interest in Chase Park Plaza.

Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2006

a.                                       Reflects our historical operations for the nine months ended September 30, 2006.

b.                                      Reflects the pro forma adjustments for the acquisition of 12600 Whitewater on March 1, 2006 and Ferncroft Corporate Center on July 13, 2006 for periods prior to the respective acquisition date.

c.                                       Reflects the historical operations of Chase Park Plaza.

d.                                      Reflects the reversal of the historical operations of Chase Park Plaza that will not continue due to our lease of the Hotel and all of its management and operations to Kingsdell and the planned renovation and redevelopment of the Residences into condominiums.  Historical expenses for property taxes of approximately $0.8 million and insurance of approximately $0.4 million remain.

e.                                       Reflects the pro forma straight-line base rental revenue associated with Kingsdell’s lease of the Hotel.  The Hotel lease expires on December 31, 2012.

f.                                         Represents the pro forma interest expense associated with the $55 million of long-term debt assumed in connection with the purchase of Chase Park Plaza and the amortization of the deferred financing costs.  The long-term debt bears interest at a fixed rate of 5.2% per annum.  Monthly payments of interest only are required with any remaining balance payable at the maturity date, August 1, 2010.  The deferred financing costs of approximately $1.1 million are amortized over the term of the related debt using a method that approximates the effective interest rate method.

g.                                      Reflects the pro forma amortization of the property tax abatement value over the term of the abatement of approximately 120 months.

h.                                      Reflects the asset management fees associated with Chase Park Plaza.  The asset is managed by HPT Management Services LP, our affiliate, for an annual asset management fee of 0.75% of the asset value with respect to our 95% ownership interest.

i.                                          Reflects the depreciation and amortization of Chase Park Plaza using the straight-line method over the estimated useful lives as follows:

Description	Estimated Useful Life
Building	39 years
Land improvements	15 years
Furniture, fixtures and equipment	6.7 years
Trade name (1)	20 years
Property tax abatement (1)	10 years

(1) Reflected in other intangibles on the pro forma balance sheet.  Property tax abatement value is amortized to real estate tax expense.  See Note g.

j.                                          Reflects the interest income associated with approximately $1.7 million advanced to Kingsdell under the promissory note made in connection with the Hotel lease for working capital, inventory, and other operational matters.  The interest rate under the note is fixed at 5% per annum.  The term of the note is the earlier of December 31, 2016 or the termination of the Hotel lease agreement.  Annual payments of interest only are required each December with any remaining balance payable at the maturity date.  In accordance with the Hotel lease agreement, Kingsdell will receive a reduction in its base rental payment due in January in the amount of the interest paid on the promissory note in the previous December.  This reduction in Kingsdell’s Hotel lease payment is reflected as a straight-line adjustment to base rental revenue.

k.                                       Reflects the minority interest in Chase Park Plaza.

Behringer Harvard Opportunity REIT I, Inc.
Unaudited Notes to Pro Forma Consolidated Financial Statements

l.                                          Reflects the adjustment to the historical weighted average number of shares of common stock outstanding to reflect the acceptance of shares needed to provide for the cash purchase price of our property investments.  The adjustment is computed as follows:

Cash needed to acquire 12600 Whitewater	$9,040,524
Cash needed to acquire Ferncroft Corporate Center	27,836,297
Cash needed to acquire Chase Park Plaza	47,270,542
$84,147,363

Net cash received from each share of common stock issued	$8.90 (1)

Common stock needed to purchase the properties listed above	9,454,760
Plus basic weighted average of common stock actually outstanding for the nine months ended September 30, 2006 in excess of 9,454,760	753,288
Less historical basic weighted average of common stock outstanding at September 30, 2006	(7,701,098)
2,506,950

Common stock needed to purchase the properties listed above	9,454,760
Plus diluted weighted average of common stock actually outstanding for the nine months ended September 30, 2006 in excess of 9,454,760	762,840
Less historical diluted weighted average of common stock outstanding at September 30, 2006	(7,716,576)
2,501,024

(1) Net cash received per share of common stock issued is computed as $10 gross proceeds per share less $0.70 commissions per share, $0.20 broker dealer fees per share and $0.20 organization and offering costs per share.

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005

a.                                       Reflects our historical operations for the year ended December 31, 2005.

b.                                      Reflects the pro forma adjustments for the acquisition of 12600 Whitewater on March 1, 2006 and Ferncroft Corporate Center on July 13, 2006 for periods prior to the respective acquisition date.

c.                                       Reflects the historical operations of Chase Park Plaza.

d.                                      Reflects the reversal of the historical operations of Chase Park Plaza that will not continue due to our lease of the Hotel and all of its management and operations to Kingsdell and the planned renovation and redevelopment of the Residences into condominiums.  We have reversed the historical losses on impairment of long-lived assets and goodwill because no such impairment exists as we acquired Chase Park Plaza at fair market value.  Historical expenses for property taxes of approximately $0.6 million and insurance of approximately $0.5 million remain.

e.                                       Reflects the pro forma straight-line base rental revenue associated with Kingsdell’s lease of the Hotel and the estimated apartment rental revenue from the Residences for approximately five months before the planned renovation and redevelopment into condominiums.  The Hotel lease expires on December 31, 2012.  The pro forma results do not reflect activity for the Residences during and after the planned renovation and redevelopment.

f.                                         Reflects the estimated apartment operating expenses for the Residences for approximately five months before the planned renovation and redevelopment into condominiums.  The pro forma results do not reflect activity for the Residences during and after the planned renovation and redevelopment.

g.                                      Represents interest expense associated with the $55 million of long-term debt assumed in connection with the purchase of Chase Park Plaza and the amortization of the deferred financing costs.  The long-term debt bears interest at a fixed rate of 5.2% per annum.  Monthly payments of interest only are required with any remaining balance payable at the maturity date, August 1, 2010.  The deferred financing costs of approximately $1.1 million are amortized over the term of the related debt using a method that approximates the effective interest rate method.

h.                                      Reflects the pro forma amortization of the property tax abatement value over the term of the abatement of approximately 120 months.

Behringer Harvard Opportunity REIT I, Inc.
Unaudited Notes to Pro Forma Consolidated Financial Statements

i.                                          Reflects the estimated property management fees associated with the current management of the Residences for approximately five months before the anticipated renovation and redevelopment into condominiums.  The Residences is currently managed by CWE Hospitality Services, LLC, an affiliate of Kingsdell, as defined in the apartment management agreement for the Residences.  The pro forma results do not reflect activity for the Residences during and after the planned renovation and redevelopment.

j.                                          Reflects the asset management fees associated with Chase Park Plaza.  The asset is managed by HPT Management Services LP, our affiliate, for an annual asset management fee of 0.75% of the asset value with respect to our 95% ownership interest.

k.                                       Reflects the depreciation and amortization of Chase Park Plaza using the straight-line method over the estimated useful lives as follows:

Description	Estimated Useful Life
Building	39 years
Land improvements	15 years
Furniture, fixtures and equipment	6.7 years
Trade name (1)	20 years
Property tax abatement (1)	10 years

(1) Reflected in other intangibles on the pro forma balance sheet.  Property tax abatement value is amortized to real estate tax expense.  See Note h.

l.                                          Reflects the interest income associated with approximately $1.7 million advanced to Kingsdell under the promissory note made in connection with the Hotel lease for working capital, inventory, and other operational matters.  The interest rate under the note is fixed at 5% per annum.  The term of the note is the earlier of December 31, 2016 or the termination of the Hotel lease agreement.  Annual payments of interest only are required each December with any remaining balance payable at the maturity date.  In accordance with the Hotel lease agreement, Kingsdell will receive a reduction in its base rental payment due in January in the amount of the interest paid on the promissory note in the previous December.  This reduction in Kingsdell’s Hotel lease payment is reflected as a straight-line adjustment to base rental revenue.

m.                                    Reflects the minority interest in Chase Park Plaza.

n.                                      Reflects the adjustment to the historical weighted average number of shares of common stock outstanding to reflect the acceptance of shares needed to provide for the cash purchase price of our property investments. The adjustment is computed as follows:

Cash needed to acquire 12600 Whitewater	$9,040,524
Cash needed to acquire Ferncroft Corporate Center	27,836,297
Cash needed to acquire Chase Park	47,270,542
	$84,147,363

Net cash received from each share of common stock issued	$8.90	(1)

Common stock needed to purchase the properties listed above	9,454,760
Less historical weighted average of common stock outstanding at December 31, 2005	(174,833)
	9,279,927

(1)  Net cash received per share of common stock issued is computed as $10 gross proceeds per share less $0.70 commissions per share, $0.20 broker dealer fees per share and $0.20 organization and offering costs per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

Dated: February 9, 2007	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer